UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	0-12515	35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive
Warsaw, Indiana 46582
(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into Material Definitive Agreements.

Merger Agreement

On December 18, 2006, Biomet, Inc. (“Biomet”), LVB Acquisition, LLC, a Delaware limited liability company (“Parent”), and LVB Acquisition Merger Sub, Inc., an Indiana corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The Board of Directors of Biomet unanimously approved the Merger Agreement, the merger and the transactions contemplated thereby, and recommends that Biomet’s shareholders adopt the Merger Agreement, the merger and the transactions contemplated thereby. As discussed further below, prior to the Board of Directors approval of the Merger Agreement, the Board of Directors of Biomet terminated the Rights Agreement (as defined below) and redeemed all of the rights issued and outstanding under the Rights Agreement.

In accordance with the terms and conditions of the Merger Agreement, (1) Merger Sub will merge with and into Biomet (the “Merger”), and Parent will acquire and become the sole owner of all of the outstanding common shares of Biomet (the “Corporation Common Shares”), (2) each then outstanding Corporation Common Share (other than shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and shares owned by Biomet or any direct or indirect wholly owned subsidiary of Biomet) would be exchanged for $44.00 in cash under the terms specified in the Merger Agreement and (3) each then outstanding option to purchase Corporation Common Shares will be cancelled and option holders will receive the excess, if any, of $44.00 over the option exercise price for each share subject to the option, less any applicable withholding taxes.

Completion of the transaction is subject to the affirmative vote of Biomet shareholders, requisite anti-trust approvals and customary closing conditions. The transaction is expected to close on or prior to October 31, 2007, with the exact timing dependent on a number of factors.  Consummation of the Merger is not subject to a financing condition.

Biomet, Parent and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement.

The Merger Agreement contains certain termination rights for both Biomet and Parent.  Among other things and subject to certain conditions, (1) Biomet may terminate the Merger Agreement if Parent fails to close when the closing conditions are otherwise satisfied, (2) Biomet may terminate the Merger Agreement to accept a superior proposal and (3) Parent may terminate the Merger Agreement if Biomet changes its recommendation, recommends another proposal or fails to include its recommendation in the proxy statement. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, (1) Biomet may be obligated to pay the Parent a termination fee of $272.5 million and (2) Parent may be obligated to pay Biomet  a termination fee of $272.5 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement.

A copy of the press release announcing the Merger and related matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Rights Agreement

On December 17, 2006, and immediately prior to the approval of the Merger, in accordance with the Rights Agreement, dated as of December 16, 1999, as amended (the “Rights Agreement”), between Biomet and American Stock Transfer & Trust Company (as the successor rights agent to Lake City Bank), Biomet’s Board of Directors terminated the Rights Agreement and redeemed all Rights (as defined in the Rights Agreement) issued and outstanding under the Rights Agreement. As provided in the Rights Agreement, the Rights terminated on December 17, 2006, and, thereafter, holders of the Rights are entitled only to receive the Redemption Price, as hereinafter defined.  In connection with the foregoing, a redemption payment of $0.0001 per Right (the “Redemption Price”) will be paid by Biomet to Rights holders in accordance with the terms of the Rights Agreement.  The record date for payment of the Redemption Price will be December 28, 2006, and the payment date will occur on or about January 2, 2007.

Cautionary Statement

The Merger Agreement has been included to provide investors and shareholders with information regarding its terms.  Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transaction described in this Form 8-K, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

Certain of the contractual representations made by the parties in the Merger Agreement are subject to a standard of materiality that may be different from what shareholders of Biomet may view as material to their interests. Representations may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all of the facts. Investors in Biomet’s securities are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Additional Information and Where to Find It

A shareholder meeting will be announced soon to obtain shareholder approval. Biomet intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant materials in connection with the Merger. The proxy statement will be mailed to the shareholders of Biomet. Biomet’s shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the Merger and Biomet. Investors and shareholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from Biomet, Inc., 56 East Bell Drive, Warsaw, Indiana 46582, Attn. Investor Relations. Biomet and its officers and directors may be deemed to be participants in the solicitation of proxies from Biomet’s shareholders with respect to the Merger.  Investors and shareholders may obtain more detailed information regarding the direct and indirect interests of Biomet and its respective executive officers and directors in the proposed Merger by reading the proxy statement, which will be filed with the SEC.

Item 1.02.  Termination of a Material Definitive Agreement.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Rights Agreement is incorporated into this Item 1.02 by reference.

Item 2.02.  Results of Operations and Financial Condition.

On December 18, 2006, Biomet announced preliminary, unaudited net sales for the second quarter of fiscal 2006, which ended on November 30, 2006.  The preliminary, unaudited financial results included in the press release being furnished as Exhibit 99.2 to this Form 8-K are incorporated by reference herein.

The information, including the preliminary, unaudited financial results set forth in Exhibit 99.2, in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.  The information in this Item 2.02 shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 3.03.  Material Modification to Rights of Security Holders.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Rights Agreement is incorporated into this Item 3.03 by reference.

Item 8.01.  Other Events.

Delay in Earnings Release and Conference Call

Biomet announced today that it will delay its second quarter earnings release and investor conference, previously scheduled for Wednesday, December 20, 2006, due to developments related to the review of historical stock option granting practices.

Review of Historical Stock Option Granting Practices

Following the publication of an analyst report suggesting that certain historical grants of stock options by Biomet took place on dates where Biomet’s stock price was trading at relatively low prices and the filing of two shareholder derivative lawsuits alleging improper “backdating” of stock options, Biomet’s board of directors formed a special committee (the “Special Committee”) to conduct an independent investigation of Biomet’s stock option grants for the period from 1996 to the present and to determine whether Biomet had any claims arising out of any inappropriate stock option backdating and, if so, whether it was in the best interest of Biomet and its stakeholders to pursue any such claim.  The Special Committee retained independent counsel to advise it in connection with and to conduct its investigation.  Counsel to the Special Committee also hired independent accountants to assist in the investigation.

On December 14, 2006, members of Biomet’s board of directors received a preliminary report from the Special Committee presented by counsel to the Special Committee and the independent accountants retained by counsel to the Special Committee.  While the investigation of the Special Committee is by no means complete, based on the investigative team’s review of documents received to date and preliminary interviews of some of the individuals involved in the granting of stock options during the period in question, the Special Committee reported the following:  Biomet issued stock options to purchase less than 20 million shares of Biomet stock (before adjustments for stock splits) over the 11-year period from 1996 to 2006, the majority of which were granted to employees who were not officers or directors of Biomet.  According to the terms of the various stock option plans under which these stock options were issued, the option exercise price was required to be equal to the fair market value of a share of Biomet stock at the time the grant was made.  It appears, however, that a substantial number of the stock option grants made by Biomet during this time period were issued as of dates other than the dates on which the grants were actually made to take advantage of a lower stock price on the date of issue.  It also appears that some members of senior management were aware of this practice, though they may not have been aware of the accounting and legal ramifications of this practice.  In addition, for a substantial number of the stock options granted during the period in question, the procedures for granting stock options, including the dates on which grants were made, were not well documented; this may potentially indicate a lack of appropriate internal controls and a failure to keep adequate books and records relating to stock option grants.  It is possible that correcting errors in how these stock option grants were accounted for may have a material effect on Biomet’s historical and/or current financial statements.

Based on the Special Committee’s preliminary report and its own assessment of the information available to date, Biomet is not able to make at the current time, a determination, or meaningful assessment as to the probability, that errors in Biomet’s current and/or historical financial statements will warrant the conclusion that any of Biomet’s historical and/or current financial statements are not to be relied upon.  Biomet, however, continues to assess this issue, including, but not limited to, assessing the information being developed by the Special Committee and its investigative team, in light of the potential risk that it may reach such a conclusion in the future.

Both the Special Committee’s investigative team and Biomet have discussed this issue with Biomet’s current independent accountant and will continue to advise it of additional information as it becomes available.  Biomet has also advised the Midwest Regional Office of the SEC of this matter prior to the date hereof.

A copy of the press release discussing this matter is attached hereto as Exhibit 99.2 and, other than the preliminary, unaudited financial information included therein, is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Document
2.1	Agreement and Plan of Merger, dated as of December 18, 2006, among Biomet, Inc., LVB Acquisition, LLC and LVB Acquisition Merger Sub, Inc.

99.1	Press Release dated December 18, 2006.

99.2	Press Release dated December 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMET, INC.

/s/ Bradley J. Tandy
By: Bradley J. Tandy
Its: Vice President, Acting General
Counsel and Secretary

Date: December 18, 2006